

<ARTICLE>                     5
<LEGEND>
This  schedule  contains  summary  financial   information  extracted  from  the
consolidated financial statements of Ethan Allen Interiors, Inc. for the quarter ended  December  31, 1997 and is  qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                         0000896156
<NAME>                        *acn3zeg
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. Dollars

<PERIOD-TYPE>                                  3-MOS
<FISCAL-YEAR-END>                              Jun-30-1998
<PERIOD-START>                                 Oct-01-1997
<PERIOD-END>                                   Dec-31-1997
<EXCHANGE-RATE>                                1 <F1>
<CASH>                                         47,823
<SECURITIES>                                   0
<RECEIVABLES>                                  28,437 <F2>
<ALLOWANCES>                                   0
<INVENTORY>                                    108,802
<CURRENT-ASSETS>                               224,479 <F3>
<PP&E>                                         273,882
<DEPRECIATION>                                 95,744
<TOTAL-ASSETS>                                 462,334 <F4>
<CURRENT-LIABILITIES>                          69,605 <F5>
<BONDS>                                        65,976 <F6>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0 <F7>
<COMMON>                                       295 <F8>
<OTHER-SE>                                     294,118 <F9>
<TOTAL-LIABILITY-AND-EQUITY>                   462,334
<SALES>                                        172,743
<TOTAL-REVENUES>                               172,743 <F10>
<CGS>                                          92,030
<TOTAL-COSTS>                                  92,030
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             1,492 <F11>
<INCOME-PRETAX>                                31,635
<INCOME-TAX>                                   12,544
<INCOME-CONTINUING>                            19,091
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   19,091
<EPS-PRIMARY>                                  0.66 <F12>
<EPS-DILUTED>                                  0.65 <F13>


<F1>  Not applicable.  All figures for Ethan Allen  Interiors,  Inc. are in U.S.
      dollars.
<F2>  Figure for  receivables  is net of  allowances  for  doubtful  accounts of
      $2,376.
<F3>  Includes prepaid expenses of $10,851.
<F4>  Includes goodwill of $8,924 (net of amortization).
<F5>  Includes  current  portion of  long-term  debt of $986 as of December  31,
      1997.
<F6>  Includes  long-term  debt  of  $63,962  (net  of the  current  portion  of long-term debt) and capitalized leases of $2,014 (net of the current portion of capitalized leases). As of December 31, 1997 outstanding long-term debt of Ethan Allen on a consolidated basis consisted of (i) 8.75% senior notes of $52,404, (ii) 9.75% mortgage note of $1,534 (net of current portion), (iii) industrial revenue bonds of $8,455, and (iv) other of $1,569 (net of current portion). For a description of the terms of Ethan Allen's long-term debt, see Footnote 7 to Ethan Allen's fiscal 1997 Consolidated Financial Statements.
<F7>  As of December  31, 1997,  Ethan Allen had no shares of  preferred  stock,
      $.01 par value per share, outstanding. For a description of Ethan Allen's preferred stock as of June 30, 1997, see Ethan Allen's fiscal 1997 Consolidated Statement of Stockholders' Equity and Footnote 9 to Ethan Allen's fiscal 1997 Notes to Consolidated Financial Statements.
<F8>  As of  December  31,  1997,  Ethan Allen had  29,547,519  shares of common stock, $.01 par value per share, issued. For a description of Ethan Allen's common stock as of June 30, 1997, see Ethan Allen's fiscal 1997 Consolidated Statement of Stockholders' Equity and Footnote 9 of Ethan Allen's fiscal 1997 Consolidated Financial Statements.
<F9>  Consists of $260,091 of  additional  paid in capital,  $49,308 of retained earnings, and ($15,281) of treasury stock.
<F10> In the quarter  ended  December  31, 1997,  Ethan  Allen's  revenues  were derived from sales generated by its wholesale and retail operations.
<F11> Consists  of  $1,390  of  interest  expense  and $102 of  amortization  of deferred costs during the quarter ended December 31, 1997.
<F12> Basic earnings per share for the quarter end December 31, 1997, was $0.66.
      For information on Ethan Allen's earnings per share, see Ethan Allen's Consolidated Financial Statements for the quarter ended December 31, 1997.
<F13> Diluted  earnings per share for the quarter ended December 31, 1997,  were
      $0.65.

